EXHIBIT 10.67
                                                  DRAFT:  2/28/96











                              KALIUM CANADA, LTD.




                          SECOND AMENDED AND RESTATED
                            NOTE PURCHASE AGREEMENT




            $55,000,000 Amended and Restated Series A Senior Notes
                              Due August 31, 2005

            $18,000,000 Amended and Restated Series B Senior Notes
                              Due August 31, 2005












                         Dated as of February 28, 1996







                       TABLE OF CONTENTS

                    (Not Part of Agreement)

                                                             Page


1.   AUTHORIZATION OF ISSUE OF NOTES                            2

2.   ISSUANCE OF NOTES                                          3

3.   CONDITIONS OF EFFECTIVENESS.                               4

4.   PREPAYMENTS                                                7

5.   AFFIRMATIVE COVENANTS                                      8

6.   NEGATIVE COVENANTS                                         9

7.   EVENTS OF DEFAULT                                          9

8.   REPRESENTATIONS, COVENANTS AND WARRANTIES                 14

9.   REPRESENTATIONS OF THE PURCHASERS                         17

10.  DEFINITIONS                                               17

11.  MISCELLANEOUS                                             25


                      LIST OF ATTACHMENTS



PURCHASER SCHEDULE

EXHIBIT A-1    --   FORM OF AMENDED AND RESTATED SERIES A NOTE

EXHIBIT A-2    --   FORM OF AMENDED AND RESTATED SERIES B NOTE

EXHIBIT B      --   FORM OF OPINION OF COMPANY'S CANADIAN COUNSEL

EXHIBIT C                --   FORM OF OPINION OF COMPANY'S SPECIAL COUNSEL

EXHIBIT D                --   FORM OF OPINION OF COMPANY'S GENERAL COUNSEL

EXHIBIT E                --   FORM OF GLOBAL GUARANTY



SCHEDULE I     --   LIST OF SUBSIDIARIES

                  SECOND AMENDED AND RESTATED
                    NOTE PURCHASE AGREEMENT


                      KALIUM CANADA, LTD.
                   1200-1801 Hamilton Street
                      Regina, Saskatchewan
                         Canada S4P 4B5


                                          As of February 28, 1996



To:  The Prudential Insurance Company
       of America (herein called "Prudential")
     Each Prudential Affiliate that is a
       holder of a Note listed on the Purchaser
       Schedule attached hereto
     c/o Prudential Capital Group
     Two Prudential Plaza
     Suite 5600
     Chicago, Illinois 60601

     Attention:  Managing Director


Ladies and Gentlemen:

       The undersigned, Kalium Canada, Ltd., a corporation organized under the federal laws of Canada (herein called the "Company") hereby agrees with you as set forth below. Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined herein.

       The  Company  and  you  have  entered  into  the  Amended  and  Restated
Note   Purchase  and  Private  Shelf  Agreement,  dated  as  of  December   22,
1994 (as heretofore amended, restated, extended, renewed, supplemented or otherwise modified, the "Existing Note Agreement"), pursuant to which the Company issued to you the Existing Series A Notes and the
Existing  Series  B  Notes,  as  more particularly  described  in  paragraph  1 hereto.

       The Vigoro Corporation, a Delaware corporation and the owner of all of the outstanding capital stock of the Company ("Vigoro"), has entered  into  an  Agreement  and  Plan of Merger  dated  as  of  November  13,
1995 with IMC Global Inc., a Delaware corporation ("Global") and Bull Merger Company, a Delaware corporation and a wholly-owned subsidiary of Global ("Bull"), pursuant to which Bull could merge with and into Vigoro.

        Consummation    of    the   aforementioned    merger,    and    certain
transactions contemplated therewith, is prohibited by the terms of the Vigoro Guaranty and thus could constitute an Event of Default under the Existing Note Agreement.

       Vigoro, Global and the Company desire that you and the Company amend and restate the Existing Note Agreement in order to permit the consummation of the above mentioned merger without causing an Event of Default to occur under the Existing Note Agreement and to accomplish certain other changes.

       Accordingly, the parties hereto agree that, effective upon the satisfaction of the conditions precedent set forth in paragraph 3 hereof, the Existing Note Agreement is amended and restated in its entirety to read as follows:

     1.   AUTHORIZATION OF ISSUE OF NOTES.

       1A. Authorization of Issue of Amended and Restated Series A Notes. The Company has previously authorized the issue of, and sold to the Purchasers, its senior promissory notes (herein called the "Existing Series A Notes") in the aggregate principal amount of $55,000,000 dated August 31, 1993, maturing on August 31, 2005. The Company has authorized the issue of its senior promissory notes (herein called the "Amended and Restated Series A Notes") in the aggregate principal amount of $55,000,000, dated the most recent interest payment date on the Existing Series A Notes occurring on or prior to the date
of   issuance  of  the  Amended  and  Restated  Series  A  Notes,  maturing  on
August  31,  2005,  bearing  interest  on  the  unpaid  balance  thereof   from
date   thereof  until  the  principal  thereof  shall  have  become   due   and
payable at the rate specified therein and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-1 attached hereto. The Company and the Purchasers agree that, effective as of the Restatement Date, the terms of the Existing Series A Notes are amended and restated
as provided herein and in the Amended and Restarted Series A Notes. The terms "Amended and Restated Series A Note" and "Amended and Restated Series A Notes" as used herein shall include each Amended and Restated Series A Note delivered pursuant to any provision of this Agreement and each Amended and Restated Series A Note delivered in substitution or exchange for any such Amended and Restated Series A Note pursuant to any such provision.

       1B. Authorization of Issue of Amended and Restated Series B Notes. The Company has previously authorized the issue of, and sold to the Purchasers, its senior promissory notes (herein called the "Existing Series B Notes") in the aggregate principal amount of $18,000,000, dated September 23, 1993, maturing on August 31, 2005.
The Company has authorized the issue of its senior promissory notes (herein called the "Amended and Restated Series B Notes") in the aggregate principal amount of $18,000,000, dated the most recent interest payment date on the Existing Series B Notes occurring on or prior to the date of issuance of the Amended and Restated Series B Notes, maturing on August 31, 2005, bearing interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate specified therein and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-2
attached   hereto.   The  Company  and  the  Purchaser  agree  that,  effective upon  the  effectiveness  of  the amendment and  restatement  of  the  Existing
Note   Agreement  pursuant  to  this  Agreement,  the  terms  of  the  Existing
Series  B  Notes  are  amended  and restated as  provided  herein  and  in  the
Amended and Restated Series B Notes. The terms "Amended and Restated Series B Note" and "Amended and Restated Series B Notes" as used herein shall include each Amended and Restated Series B Note delivered pursuant to any provision of this Agreement and each Amended and Restated Series B Note delivered in substitution or exchange for any such Amended and Restated Series B Note pursuant to any such provision. The terms "Note" or "Notes" as used herein shall include each Amended and Restated Series A Note and each Amended and Restated Series B Note. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a
percentage  of  the  original  principal  amount  of  each  Note),   (iv)   the
same interest rate, (v) the same interest payment periods, and (vi) which are otherwise designated a "Series" hereunder, are herein called a "Series" of Notes.

      2. ISSUANCE OF NOTES. On the Restatement Date the Company will deliver to each Purchaser at the offices of Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, one or more Amended and Restated Series A Notes and one or more Amended and Restated Series B Notes, as applicable, registered in its name, evidencing the aggregate principal amount of Notes to be issued to such
Purchaser hereunder, as set forth opposite its name in the Purchaser Schedule attached hereto, and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule
attached   hereto,  in  exchange  for  a  like  principal  amount  of  Existing
Series A Notes or Existing Series B Notes, as applicable, held by such Purchaser on the Restatement Date. The Amended and Restated Series A Notes and the Amended and Restated Series B Notes (i) are given in exchange and substitution for, and not as payment of the indebtedness evidenced by, the Existing Series A Notes and the Existing Series B Notes, respectively, (ii) merely re-evidence the indebtedness evidenced by the Existing Series A Notes and the Existing Series B Notes, respectively, and (iii) are not intended to constitute a novation or discharge of the indebtedness evidenced by the Existing Series A Notes or the Existing Series B Notes. Promptly after the Restatement Date each Purchaser agrees to mark the Existing Series A Notes and Existing Series B Notes held by it "Replaced" and return such Existing Series A Notes and Existing Series B Notes to the Company.

       3.     CONDITIONS  OF  EFFECTIVENESS.   The  amendment  and  restatement
of the Existing Note Agreement pursuant to this Agreement shall not become effective unless and until each of the following conditions have been fully satisfied, as determined by the Purchasers in their sole discretion, on or before the Restatement Date:

     3A.  Execution and Delivery of Documents.

      The following documents shall have been executed and delivered by the Company, Global or any Global Subsidiary, as applicable, that are a party thereto, shall in all respects be satisfactory to the Purchasers in both form and substance, shall be in full force and effect with no event having occurred and then continuing thereunder that would constitute or provide a basis for termination thereof, and, in the case of the Global Agreement, all conditions precedent to the effectiveness of the amendment and restatement pursuant thereto shall have been satisfied:

          (i)  this Agreement;

          (ii) the Notes;

          (iii) the Global Agreement;

          (iv) the Global Guaranty;

          (v)  the Disclosure Letter;

           (vi) certified copies of (1) the resolutions of the Board of Directors of the Company and Global approving (as applicable) this Agreement, the Notes and each other Transaction Document to which it  is  or  is  to  be  a  party, and (2) all documents  evidencing  other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and each other Transaction Document;

           (vii) a copy of a certificate of the Secretary of State of the state of incorporation of the Company, Global and each Relevant Subsidiary (provided such Subsidiary is incorporated in the United States), dated reasonably near the Restatement Date, listing all charter documents of such Person and each amendment thereto on file in his office and certifying that (1) such amendments are the only amendments to such Person's charter on file in his office, (2) such Person has paid all franchise taxes to the date of such certificate and (3) such Person is duly incorporated and in good standing under the laws of the state of such Person's incorporation;

            (viii) a certificate of compliance issued under the Canada Business Corporations Act with respect to the Company and each
     Relevant Subsidiary that is a party to any Transaction Document incorporated under the laws of Canada, together with a certified copy of the articles of each such Person;

           (ix) a certificate of the Company, Global and each Relevant Subsidiary that is a party to any Transaction Document, dated the Restatement Date, the statements made in which certificate shall be true on and as of the Restatement Date, signed on behalf of such Person, by its Secretary or any Assistant Secretary, certifying as to (1) the absence of any amendments to the charter of such Person since the date of the Secretary of State's certificate referred to above or the certified copy of the articles referred to above, other than amendments attached to such certificate (2) a true and correct copy of the bylaws of such Person as in effect on the Restatement Date, and (3) the absence of any proceeding for the dissolution or liquidation of such Person;

           (x) a certificate of the Secretary or an Assistant Secretary of the Company, Global and each Relevant Subsidiary that is a party to any Transaction Document certifying the names and true signatures of the officers of such Person authorized to sign each Transaction Document to which it is or is to be a party;

           (xi)  certified  copies  of  each of  the  Related  Documents,  duly
     executed   by   the   parties  thereto,  together  with  all   agreements,
     instruments and other documents delivered in connection therewith;

           (xii) a favorable opinion of Blake, Cassels & Graydon and/or MacPherson, Leslie & Tyerman, Canadian counsel for the Company and certain Global Subsidiaries, in substantially the form of Exhibit B hereto and as to such other matters as you may reasonably request;

            (xiii) a favorable opinion of Sidley & Austin, special counsel for the Company, Global and each Relevant Subsidiary that is  a  party  to  any  Transaction Document,  in  substantially  the  form of Exhibit C hereto and as to such other matters as you may reasonably request; and

            (xiv)    a  favorable  opinion  of  Marschall  I.  Smith,   General
     Counsel of Global, in substantially the form of Exhibit D hereto and as to such matters as you may reasonably request.

        3B. Representations and Warranties; No Default. The representations and warranties contained in the Global Guaranty and paragraph 8 hereof shall be true on and as of the date hereof and the Restatement Date; the Company and Global shall be in compliance with all of the covenants under the Global Guaranty and this Agreement on and  as  of  the  date  hereof  and the Restatement  Date;  there  shall  exist
on   the  date  hereof  and  the  Restatement  Date  no  Event  of  Default  or
Default; and the Company and Global shall have each delivered to you an Officer's Certificate, dated the Restatement Date, to such effect.

       3C.    Fees.   Global  shall  have  paid  or  caused  to  be   paid   to
Prudential all reasonable fees and expenses of its special counsel, Schiff Hardin & Waite due to Prudential pursuant to the letter agreement (the "Arrangement Letter") between Prudential, Global and Vigoro dated February 16, 1996 by wire transfer of immediately available funds to such account or accounts as Prudential shall have directed.

      3D.   Purchase  Permitted  By  Applicable  Laws.   The  issuance  of  the
Notes on the terms and conditions herein provided shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject any Purchaser to any tax (other than ordinary income taxes), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as such Purchaser may request to establish compliance with this condition.

       3E. Legal Matters. Counsel for the Purchasers shall be reasonably satisfied as to all legal matters relating to issuance of the Notes, this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

      3F. Proceedings; Etc. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and by all other Transaction Documents and all documents incident thereto shall be reasonably satisfactory in substance and form to each Purchaser, and each Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request. You shall have received such financial, business and other information regarding the Company, Global and each Global Subsidiary as you shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under ERISA, collective bargaining agreements and other arrangements with employees.

      3G. Consummation of Merger. All consents and approvals necessary for consummation of the Merger shall have been duly obtained and be in full force and effect. The Merger Agreement shall be in full force and effect, and the Merger shall have been consummated substantially in accordance with the terms of the Merger Agreement and in compliance with all applicable laws.

      3H. New Credit Agreement. The New Credit Agreement and the other "Loan Documents" (as defined therein) shall be in full force and effect and be satisfactory to you in form and substance. All conditions precedent to the effectiveness of the New Credit Agreement and the making of the initial extension of credit thereunder, as set forth in Sections 3.01 and 3.02 therein, shall be fully satisfied and not waived or otherwise modified. You shall have received a copy of the New Credit Agreement and such other instruments, documents and agreements relating thereto as you may request, certified by a Responsible Officer as being true and complete and as being in full force and effect.

       3I. Termination of Existing Credit Agreements. You shall have received written evidence satisfactory to you that all Obligations in respect of Debt outstanding under the Existing Credit Agreements have been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished (subject to customary survival of provisions relating to indemnifications, taxes and increased costs, to the extent set forth therein), and that all Existing Credit Agreements have been terminated.

      4.    PREPAYMENTS.   The  Notes  shall  be  subject  to  prepayment  with
respect to the required prepayments specified in paragraph 4A and the optional prepayments specified in paragraph 4B.

       4A(1). Required Prepayment of Amended and Restated Series A Notes. Until the Amended and Restated Series A Notes shall be paid in full, the Company shall apply to the prepayment of the Amended and Restated Series A Notes the following amounts on the following dates:
$11,500,000   on   August   31,  2002,  $13,000,000   on   August   31,   2003,
$15,750,000 on August 31, 2004 and the unpaid balance on August 31, 2005 with the final payment on August 31, 2005 to be in an amount equal to the then outstanding principal balance thereof together with any accrued and unpaid interest thereon.

       4A(2). Required Prepayment of Amended and Restated Series B Notes. Until the Amended and Restated Series B Notes shall be paid in full, the Company shall apply to the prepayment of the Amended and Restated Series B Notes the following amounts on the following dates:
$3,500,000   on   August   31,   2002,   $4,000,000   on   August   31,   2003,
$5,000,000  on  August  31,  2004 and the unpaid balance  on  August  31,  2005 with  the  final  payment  on August 31, 2005 to  be  in  an  amount  equal  to the then outstanding principal balance thereof together with any accrued and unpaid interest thereon.

      4B. Optional Prepayment with Yield-Maintenance Amount. Subject to the limitations set forth below, the Notes shall be subject to prepayment, in whole at any time or from time to time in part (in
$500,000 increments and not less than $1,000,000 per occurrence), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note so prepaid. Any partial prepayment of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in the inverse order of their scheduled due dates.

      4C. Notice of Optional Prepayment. The Company shall give to the holder of each Note of a Series irrevocable written notice of any optional prepayment pursuant to paragraph 4B with respect to such Series not less than thirty (30) days prior to the prepayment date, specifying (i) such prepayment date, (ii) the aggregate principal amount of the Notes of such Series to be prepaid on such date, (iii)
the  principal  amount  of  the Notes of such holder  to  be  prepaid  on  that
date,   and  (iv)  stating  that  such  optional  prepayment  is  to  be   made
pursuant   to   paragraph  4B.  Notice  of  optional  prepayment  having   been
given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date.

      4D. Partial Payments Pro Rata. In the case of each prepayment pursuant to paragraphs 4A or 4B of less than the entire unpaid principal amount of all outstanding Notes of any Series, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4D only, all Notes of such Series prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates, Global or any of the Global Subsidiaries other than by prepayment pursuant to paragraphs 4A or 4B) according to the respective unpaid principal amounts thereof.

      4E. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates or Global or the Global
Subsidiaries to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than (i) by prepayment pursuant to paragraphs 4A or 4B or (ii) upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company, Global or such Subsidiary, Global Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates or Global or the Global Subsidiaries shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

      5. AFFIRMATIVE COVENANTS. The Company covenants and agrees to, and to cause its Subsidiaries to, perform and observe all of the covenants and agreements applicable to the Company and its Subsidiaries contained in paragraph 5 of the Global Guaranty (whether set forth in the text thereof, cross referenced therein or otherwise) to the same extent and with the same effect as if such covenants and agreements were fully set forth herein.

      6. NEGATIVE COVENANTS. The Company covenants and agrees to, and to cause its Subsidiaries to, perform and observe all of the covenants and agreements applicable to the Company and its Subsidiaries contained in paragraph 6 of the Global Guaranty (whether set forth in the text thereof, cross referenced therein or otherwise) to the same extent and with the same effect as if such covenants and agreements were fully set forth herein.

     7.   EVENTS OF DEFAULT.

      7A.   Acceleration.   If  any of the following  events  shall  occur  and
be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

           (i) the Company defaults in the payment of any principal of, or Yield-Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

           (ii) the Company defaults in the payment of any interest on any Note for more than 10 days after the date due; or

           (iii) the Company, Global, any Subsidiary of the Company or any other Global Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other Debt beyond any period of grace provided with respect thereto, or fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such Debt (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company, Global, any Subsidiary of the Company or any other Global Subsidiary) prior to any stated maturity, provided that the aggregate amount of all Debt as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company, Global, any Subsidiary of the Company or any other Global Subsidiary) shall occur and be continuing exceeds $15,000,000; or

            (iv)   any   representation  or  warranty  made  by   the   Company
     herein or by Global, the Company or any of their respective officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

            (v) the Company fails to perform or observe any agreement contained in paragraph 5 (insofar as such agreement relates to any agreement in paragraph 5D, 5I, paragraph 5J, or paragraph 5K of the Global Guaranty) or paragraph 6 of this Agreement; or

            (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure
     shall   not  be  remedied  within  30  Business  Days  after  (a)  written notice thereof shall have been received by the Company from the Required Holder(s) or (b) any Responsible Officer obtains actual knowledge thereof; or

           (vii) the Company, Global, any Subsidiary of the Company, or any other Global Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

           (viii) any decree or order for relief in respect of the Company, Global, any Subsidiary of the Company, or any other Global Subsidiary is entered under any bankruptcy reorganization, compromise, arrangement, insolvency, readjustment of debt,
     composition,   dissolution,   winding  up  or   liquidation   or   similar
     law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

           (ix) the Company, Global, any Subsidiary of the Company, or any other Global Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company, Global, any Subsidiary of the Company, or any other Global Subsidiary, or of any substantial part of the assets of the Company, Global, any Subsidiary of the Company, or any other Global Subsidiary or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company, Global, any Subsidiary of the Company, or any other Global Subsidiary under the Bankruptcy Law of any other jurisdiction or takes any corporate action to authorize any of the actions described in this clause (ix) of paragraph 7A; or

           (x)   any  such  petition  or application  is  filed,  or  any  such proceedings are commenced, against the Company, Global, any Subsidiary of the Company, or any other Global Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree is not controverted diligently in good faith or remains unstayed and in effect for more than 60 days; or

            (xi)   any   order,   judgment  or  decree  is   entered   in   any
     proceedings against the Company, Global, any Subsidiary of the Company, or any other Global Subsidiary decreeing the dissolution of the Company, Global, any Subsidiary of the Company, or any other Global Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

            (xii)   one   or  more  judgments  or  decrees  shall  be   entered
     against the Company, Global, any Subsidiary of the Company or any other Global Subsidiary or any of its Subsidiaries involving in
     the   aggregate  for  the  Company  and  its  Subsidiaries   a   liability
     (not paid or fully covered by a financially sound insurance company (subject to deductibles and retrospective adjustments)) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal, in each case for any period of thirty (30)
     consecutive days or more and the aggregate amount of all such judgments exceeds $15,000,000; or

            (xiii) (a) the Company, Global, any Subsidiary of the Company, or any other Global Subsidiary shall fail to comply with or to perform any provision of, or otherwise be in default beyond any applicable grace period under, the New Credit Agreement or the Global Guaranty (whether or not such failure or default is subsequently waived, consented to or rescinded); Global shall fail to comply with or to perform any provision of, or otherwise be in default beyond any applicable grace period under the Global Agreement or the Global Notes (whether or not such failure or default is subsequently waived, consented to or rescinded); or the Global Guaranty shall fail to remain in full force and effect in accordance with its terms (except to the extent of any release
     granted   in  accordance  with  its  terms)  or  Global  shall  take   any
     action  to  disaffirm  any  of  its obligations  thereunder  or  terminate any provisions thereof; or (b) Vigoro shall fail to declare and pay on the applicable dividend payment date two consecutive quarterly dividends on the Series E Preferred Stock and such failure shall continue unremedied for five Business Days after written notice to Vigoro; or

            (xiv)   the  Company  or  Global  ceases  or  threatens  to   cease
     carrying on its business permanently; or

            (xv) an encumbrancer takes possession of, or a receiver or receiver manager is appointed over all or substantially all of the assets or revenues of the Company or Global; or

            (xvi)   any   facts,  circumstances,  conditions   or   occurrences
     shall arise or exist with respect to any of the litigation described in the Disclosure Letter such that such litigation could reasonably be expected to have a material adverse effect on the ability of the Company and its Subsidiaries to perform and comply with all of their obligations under this Agreement and the other Transaction Documents; or

           (xvii) the Company, Global, any Subsidiary of the Company, or any other Global Subsidiary or any of their respective properties (whether or not then owned) shall have failed to comply at any time and in any respect with any applicable federal, state, local or regional statute, law, ordinance or judicial or administrative order, judgment, ruling or regulation relating to the protection of the environment and such non-compliance individually or in the aggregate could reasonably be expected to have a material adverse effect on the ability of the Company, Global, any Subsidiary of the Company, or any other Global Subsidiary to perform and comply with all of their obligations under this Agreement and the other Transaction Documents;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than Global or any of the Global Subsidiaries or the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each such Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b)
if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of
Default  specified  in  clause  (viii),  (ix)  or  (x)  of  this  paragraph  7A with respect to the Company, the Required Holder(s) of any Series of Notes may at its or their option, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, provided that the Yield-Maintenance Amount, if any, with respect to each Note of such Series shall be due and payable upon such declaration only if (x) such event is an Event of Default specified in any of clauses (i) through (vi), inclusive, or clauses (xi) through (xviii), inclusive, of this paragraph 7A, (y) the Required Holder(s) of such Series shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes of such Series to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration, and (z) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

      7B. Rescission of Acceleration. At any time after any or all of the Notes of a Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all
overdue  interest  on  the  Notes  of  such  series,  the  principal   of   and
Yield-Maintenance  Amount,  if  any, payable  with  respect  to  any  Notes  of such series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which  have  become  due  solely  by reason  of  such  declaration,  (iii)  all
Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or
decree   shall  have  been  entered  for  the  payment  of  any   amounts   due
pursuant to the Notes of such Series or this Agreement (as this Agreement pertains to the Notes of such Series). No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

       7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

       7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable  law,  either  by  suit in equity or by  action  at  law,  or  both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy,
and  each  and  every  such  remedy  shall  be  cumulative  and  shall  be   in
addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

       8.     REPRESENTATIONS,   COVENANTS   AND   WARRANTIES.    The   Company
represents, covenants and warrants as follows:

       8A. Organization Etc. (a) The Company is a corporation duly organized and existing in good standing under the laws of Canada, each subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted. The names and jurisdictions of incorporation of each Relevant Subsidiary are set forth on Schedule I.

       (b)   The  execution,  delivery  and  performance  by  the  Company   of
this Agreement, the Notes, each other Transaction Document to which it is or is to be a party, and the consummation of the other transactions contemplated hereby and thereby, are within the Company's corporate
powers,   and   have   been   duly  authorized  by  all   necessary   corporate
action.

      (c) This Agreement has been, and each of the Notes and each other Transaction Document, when delivered hereunder, will have been, duly executed and delivered by the Company. This Agreement is, and each of the Notes and each other Transaction Document, when delivered hereunder, will be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

       8B. Outstanding Indebtedness. Neither the Company nor any Subsidiary has any indebtedness outstanding except as permitted by paragraph 6 of the Global Guaranty. There exists no default under the provisions of any instrument evidencing such indebtedness or of any agreement relating thereto.

       8C. Conflicting Agreements and Other Matters. As of the Restatement Date, neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. As of the Restatement Date, neither the execution nor delivery of this Agreement, the Notes or the Global Guaranty, nor the offering, issuance and exchange of the Notes, nor fulfillment of nor compliance with the terms and provisions of this Agreement, the Notes or the Global Guaranty will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties  or  assets  of  the  Company or any of  its  Subsidiaries  pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject.

      8D. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other
than   Institutional  Investors,  and  neither  the  Company  nor   any   agent
acting on its behalf has taken or will take any action which would subject the issuance or exchange of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

       8E. Regulation G, Etc. The proceeds of sale of the Existing Series A Notes and the Existing Series B Notes were used to primarily refinance certain existing indebtedness of the Company and Vigoro and for working capital purposes. None of such proceeds were used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G.
Neither the Company nor any of its Subsidiaries is engaged principally or as one of their important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, and less than twenty-five percent (25%) of the assets of the Company and its
Subsidiaries   subject  to  any  arrangement  (as  such   term   is   used   in
Section  237.2(f)  of  Regulation  G)  hereunder  consists  of  margin   stock.
Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities
Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

      8F.   Governmental  Consent.   Neither  the  nature  of  the  Company  or
of    any   Subsidiary,   nor   any   of   their   respective   businesses   or
properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, exchange or delivery of the Notes or in connection with the execution, delivery or performance of any other Transaction Document or Related Document is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities and/or Canadian provincial legislation) in connection with the execution and delivery of any Transaction Document or Related Document, the offering,
issuance,   exchange   or  delivery  of  the  Notes  or   fulfillment   of   or
compliance   with   the  terms  and  provisions  of  this  Agreement   or   the
Notes.

      8G. Disclosure. Other than projections and forecasts as to which no representation under this paragraph 8G is made, neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith (taken as a whole) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading at the time and in light of the circumstances under which such information was
provided.   There  is  no  fact  peculiar  to  the  Company  or  any   of   its
Subsidiaries  which  materially  adversely  affects  or  in  the   future   may
(so far as the Company can now reasonably foresee) materially adversely affect the business, property or assets, or financial condition of
Global  and  the  Global  Subsidiaries taken as  a  whole  and  which  has  not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Purchasers by the Company or Global prior to the date hereof in connection with the transactions contemplated hereby.

      8H.   Taxes.   No  Tax,  fee or other duty or  levy  is  payable  and  no filing or recording is necessary under the laws of Saskatchewan or the federal laws of Canada applicable therein in connection with the execution or delivery of, or to make effective, this Agreement or any Note.

      8I. Submission to Jurisdiction. Neither the laws of the province of Saskatchewan nor the federal laws of Canada require the consent of any  public  official  or  authority  to the  commencement  or  prosecution  of
any   action,   suit  or  proceeding  in  the  courts  of   the   province   of
Saskatchewan against the Company arising out of or relating to the Company's obligations under or pursuant to this Agreement or any Note. No immunity from jurisdiction nor any defense based on the status of the  Company  is  available  to  the  Company  in  any  such  action,  suit  or proceeding in the courts of the Province of Saskatchewan under the laws of the Province of Saskatchewan or the federal laws of Canada. Each holder of a Note, notwithstanding that such holder of a Note may not be a resident or citizen of Canada or a corporation incorporated under the laws of Canada or under the laws of any province thereof, and may not maintain a permanent establishment in Canada, is entitled to have full access as plaintiff to the courts of the Province of Saskatchewan and, further, is entitled to maintain an action in such courts to enforce a judgment for money of a state or federal court of competent jurisdiction in the State of Illinois.

          9.   REPRESENTATIONS OF THE PURCHASERS.

     Each Purchaser represents as follows:

      9A. Nature of Acquisition. Such Purchaser is acquiring the Notes to be acquired by it hereunder as a principal for its own account or
for   separate  accounts  managed  by  such  Purchaser  with  not   less   than
$150,000 of Notes acquired for each such separate account and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or securities laws of Canada, provided that the disposition of such Purchaser's property shall at all times be and remain within its control; provided, however, that no Purchaser or Transferee shall, other than pursuant to an exemption from the securities laws of Canada, sell, transfer or otherwise dispose of any  Note  (i)  in  Canada or to any Person residing  in  Canada,  or  (ii)  to any other Person without obtaining from such Person a covenant to refrain from selling such Note, to any Person specified in clause (i) above.

      9B.   Source  of  Funds.   The source of funds  used  by  such  Purchaser
to pay the purchase price of the Existing Series A Notes or Existing Series B Notes purchased by it under the Existing Note Agreement, and the Existing Series A Notes and Existing Series B Notes held by it on the Restatement Date, constitutes assets allocated to: (i) such Purchaser's "insurance company general account" (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase such Purchaser satisfied, and on the Restatement Date such Purchaser satisfies, all of the applicable requirements for relief under Sections I and IV of PTCE 95-60 or (ii) an account maintained by such Purchaser in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent
of   10%   or  more.   For  the  purpose  of  this  paragraph  9B,  the   terms
"separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

       10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory paragraphs hereof and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

     10A. Yield-Maintenance Terms.

       "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

       "Designated Spread" shall mean with respect to the Called Principal of any Note of any Series, an amount equal to 0.50% plus the difference between (a) the non-default rate of interest applicable to such  Note  in  effect  as  of  the Settlement  Date  for  such  Note  and  (b)
6.62%.

       "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (calculated on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

       "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the Designated Spread plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local  time)  on  the  Business Day next preceding  the  Settlement  Date  with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall  not  be  reported  as of such time or the yields  reported  as  of  such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (919) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

       "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest
one-twelfth  year)  obtained  by  dividing  (i)  such  Called  Principal   into
(ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-
twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

       "Remaining  Scheduled  Payments"  shall  mean,  with  respect   to   the
Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

      "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

       "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the
Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-
Maintenance   Amount   shall  in  no  event  be  less  than   zero;   provided,
however, that prior to March 1, 1997 the Yield-Maintenance Amount shall in no event be less than (i) $1,909,000 with respect to Amended and Restated Series A Notes (or, if the Yield-Maintenance Amount is being determined  with  respect  to  less  than 100%  of  the  outstanding  principal amount of all Amended and Restated Series A Notes, then the Yield-Maintenance Amount shall not be less than the product of (i) $1,909,000 and (2) the quotient obtained by dividing the aggregate outstanding principal amount of the Amended and Restated Series A Notes for which the Yield-Maintenance Amount is to be paid by the aggregate outstanding principal amount of all Amended and Restated Series A Notes) and (ii) $629,600 with respect to Amended and Restated Series B Notes (or, if
the   Yield-Maintenance  Amount  is  being  determined  with  respect  to  less than 100% of the outstanding principal amount of all Amended and Restated Series B Notes, then the Yield-Maintenance Amount shall not be less than the product of (1) $629,600 and (2) the quotient obtained by dividing the aggregate outstanding principal amount of the Amended and Restated Series B Notes for which the Yield-Maintenance Amount is to be paid by the aggregate outstanding principal amount of all Amended and Restated Series B Notes).

     10B. Other Terms.

      "Affiliate"  shall  mean,  as  to  any Person,  any  other  Person  that, directly  or  indirectly,  controls,  is  controlled  by  or  is  under  common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person shall mean the possession, direct or indirect, of the power to  vote  10%  or  more  of the Voting Stock of such Person  or  to  direct  or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

      "Amended and Restated Series A Note" shall have the meaning given in paragraph 1A.

      "Amended and Restated Series B Note" shall have the meaning given in paragraph 1B.

      "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

      "Business Day" shall mean any day other than (i) a Saturday or a Sunday, and (ii) a day on which commercial banks in Saskatchewan or Ontario, Canada, or Chicago, Illinois or New York, New York are required or authorized to be closed.

      "Canadian  Tax"  shall  mean  any  and  all  present  and  future  taxes, duties, levies, imposts, fees, compulsory loans, charges and withholdings whatsoever imposed, assessed, levied or collected in respect of payment under the Notes or this Agreement, as well as any interest or penalties in respect of such amounts, by or for the account of (i) Canada or any political subdivision or taxing authority thereof or therein, or (ii) such other taxing jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the
Company may now or hereafter reside or be treated (by such taxing jurisdiction) as residing for tax purposes or with which the Company has any relation or asserted relation forming the basis for the imposition, assessment, levy or collection of any such taxes, duties, levies, imposts, fees, compulsory loans, charges or withholdings.

       "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any
Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Disclosure  Letter"  shall  mean  that  certain  letter  dated  February
28, 1996 from the Company to the Purchasers in which disclosures of certain litigation and environmental matters concerning the Company and its Subsidiaries are set forth.

      "Dollars" and "$" shall mean the lawful money of the United States of America.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

       "Event   of  Default"  shall  mean  any  of  the  events  specified   in
paragraph  7A,  provided  that  there has been  satisfied  any  requirement  in connection  with  such  event  for  the giving  of  notice,  or  the  lapse  of
time,   or  the  happening  of  any  further  condition,  event  or  act,   and
"Default" shall mean any of such events, whether or not any such requirement has been satisfied.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       "Existing  Credit  Agreement"  shall  have  the  meaning  specified   in
the Global Agreement.

      "Existing Note Agreement" shall have the meaning specified in the introductory paragraph of this Agreement.

       "Existing  Related  Party  Guaranties"  shall  mean  and  include   each
Related  Party  Guaranty  in  the form of Exhibit  E-1  to  the  Existing  Note
Agreement  in  the  case  of  Vigoro  and Exhibit  E-2  to  the  Existing  Note
Agreement in the case of any corporation organized under the laws of any State of the United States, executed by Subsidiaries of Vigoro, as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

       "Existing   Series  A  Notes"  shall  have  the  meaning  specified   in
paragraph 1A.

       "Existing   Series  B  Notes"  shall  have  the  meaning  specified   in
paragraph 1B.

     "Global" shall mean IMC Global Inc., a Delaware corporation.

       "Global Agreement" shall mean that certain Second Amended and Restated Note Purchase Agreement, dated as of the date hereof, among Global, Vigoro, Prudential and PrucoLife Insurance Company, as amended, restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms thereof.

       "Global   Guaranty"   shall  mean  the  Second  Amended   and   Restated
Related  Party  Guaranty,  substantially in the  form  of  Exhibit  D  attached hereto, executed by Global, as amended, restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms thereof.

       "Global  Note"  shall  mean  each  promissory  note  issued  by   Global
pursuant to the Global Agreement.

      "Global Subsidiaries" shall mean "Subsidiaries" as defined in the Global Agreement.

      "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-
furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

       "Institutional Investor" shall mean Prudential, any Prudential Affiliate or any bank, bank affiliate, financial institution, insurance company, pension fund, endowment or other organization which regularly acquires debt instruments for investment.

       "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or the Personal Property Security legislation of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

      "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of November 13, 1995 among Global, Vigoro and Bull
Merger   Company,   as  amended,  supplemented  or  otherwise   modified   from
time   to   time  in  accordance  with  its  terms  to  the  extent   permitted
hereby.

      "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

       "New Credit Agreement" shall mean that certain Credit Agreement dated as of February 28, 1996 among the Company, Global, certain other Global Subsidiaries, certain financial institutions, Citibank, N.A., as U.S. administrative agent, Citibank Canada, as Canadian administrative agent, and certain other parties, as amended, restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Notes" shall have the meaning specified in paragraph 1B.

       "Officer's  Certificate"  shall  mean  a  certificate  signed   in   the
name of the Company by a Responsible Officer of the Company.

       "Partnership Agreement" shall mean the Amended and Restated Partnership Agreement dated as of July 1, 1993 (as further amended and restated as of May 26, 1995, as further amended as of January 25, 1996) among IMC-Agrico GP Company, Agrico, Limited Partnership, IMC-Agrico MP, Inc. and IMC Global Operations, Inc., together with all schedules and exhibits thereto, as amended, supplemented or otherwise modified from time to time in accordance with its terms to the extent permitted in accordance with this Agreement.

        "Person" shall mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

       "Plan"  shall  mean  any  "employee  pension  benefit  plan"  (as   such
term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

       "Prudential"   shall   mean   The  Prudential   Insurance   Company   of
America.

      "Prudential Affiliate" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

      "Purchasers" shall mean any holder of an existing Series A Note or Existing Series B Note identified on the Purchaser Schedule.

       "Purchaser   Schedule"   shall  mean  the   schedule   attached   hereto
entitled   "Purchaser   Schedule",  as  amended,  supplemented   or   otherwise
modified from time to time in accordance with the terms hereof.

      "Reference  Bank"  shall  mean  Morgan  Guaranty  Trust  Company  of  New
York   or   such  other  commercial  bank  or  trust  company   as   shall   be
selected by the Required Holder(s).

       "Related   Documents"   shall  mean  the  Merger   Agreement   and   the
Partnership Agreement.

       "Relevant   Subsidiary"  shall  have  the  meaning  specified   in   the
Global Agreement.

      "Required Holder(s)" shall mean at any time, the holder or holders of at least 51% of the aggregate principal amount of the Notes of such series outstanding at such time.

       "Responsible Officer" shall mean the president, chief executive officer, chief operating officer, chief financial officer, treasurer, or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

      "Restatement Date" shall mean March 1, 1996, or such other date as the parties hereto may agree in writing.

       "Securities   Act"  shall  mean  the  Securities   Act   of   1933,   as
amended.

     "Series" shall have the meaning specified in paragraph 1B.

       "Series   E  Preferred  Stock"  shall  mean  the  shares  of   preferred
stock of Vigoro, par value $100 per share designated as Series E.

       "Significant Holder" shall mean (i) Prudential or any Prudential Affiliate, so long as Prudential or any Prudential Affiliate shall hold any  Note  or  (ii)  any  other  holder  of  at  least  10%  of  the  aggregate principal  amount  of  any  Series  of Notes from  time  to  time  outstanding.
To  the  extent  that  any  notice or document  is  required  to  be  delivered to  the  Significant  Holders  under  this Agreement,  such  requirement  shall be satisfied with respect to Prudential and all Prudential Affiliates by giving notice, or delivery of a copy of any such document, to Prudential (addressed to Prudential and each such Prudential Affiliate).

        "Subsidiary" of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the
Board  of  Directors  of  such  corporation (irrespective  of  whether  at  the time  capital  stock  of  any  other  class  or  classes  of  such  corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or  more  of  its  other  Subsidiaries or by  one  or  more  of  such  Person's other Subsidiaries; provided that in any event, (i) the Joint Venture Company (as defined in the Global Agreement) shall be deemed to be a Subsidiary of Global Operations (as defined in the Global Agreement) and Global and (ii) the term "Subsidiary" shall be determined after giving effect to the Merger. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of Global.

        "Subsidiary Guaranty" shall mean the Amended and Restated Affiliate Guaranty dated as of February 28, 1996 made by Vigoro and certain  other  Subsidiaries  of  Global in favor  of  Prudential  and  certain other  Persons  substantially  in  the  form  of  Exhibit  E  attached  hereto, as amended, restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms thereof.

       "Taxes" means all taxes (including, without limitation, income, gross receipts, sales, use, personal property (tangible and intangible) and stamp taxes), charges, fees (including, without limitation, all license, documentation, recording and registration fees), levies, imposts, duties, assessments or withholdings of any nature whatsoever (together with any penalties, additions to tax, fines or interest thereon) howsoever imposed by any federal, state, provincial, regional or local government or any national or international cooperative or joint action agency or authority, or any governmental subdivision or taxing authority of any thereof.

       "Transaction  Documents"  shall  mean,  collectively,  this   Agreement,
the Notes, the Guaranty and all other agreements, instruments and other documents executed and delivered by Global or any Global Subsidiary pursuant to the foregoing.

      "Transferee"  shall  mean  any  direct  or  indirect  transferee  of  all
or   any   part   of   any   Note  purchased  by  any  Purchaser   under   this
Agreement.

        "Vigoro"    shall   mean   The   Vigoro   Corporation,    a    Delaware
corporation.

       "Vigoro Guaranty" shall mean the Existing Related Party Guaranty executed by Vigoro.

      "Voting Stock" shall mean capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such
Person, even if the right so to vote has been suspended by the happening of such a contingency.

          11.  MISCELLANEOUS.

       11A.   Note  Payments.   The  Company  agrees  that,  so  long  as   any
Purchaser  shall  hold  any  Note,  it will  make  payments  of  principal  of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire
transfer   of   immediately  available  funds  for  credit  (not   later   than
11:00 a.m., Chicago time, on the date due) to (i) such Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto or (ii) such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision  herein  or  in  any  Note with respect  to  the  place  of  payment.
Each   Purchaser   agrees   that,   before  disposing   of   any   Note,   such
Purchaser   will   make  a  notation  thereon  (or  on  a   schedule   attached
thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A.

        11B.   Expenses.    The   Company   agrees,   whether   or   not    the
transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with such transactions, including (i) all document  production  and  duplication charges  and  the  reasonable  fees  and
expenses   of   any   special  counsel  engaged  by  the  Purchasers   or   any
Transferee in connection with (1) subject to the Arrangement Letter, documenting and closing this Agreement and the other Transaction Documents contemplated hereby to be executed and delivered on or prior to the Restatement Date, and any subsequent proposed modification of, or proposed consent under this Agreement, or other Transaction Document, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including reasonable attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph
11B   shall   survive  the  transfer  of  any  Note  or  portion   thereof   or
interest therein by any Purchaser or any Transferee and the payment of any Note.

       11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, and (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of
Notes to be due and payable or with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights  hereunder  or  under  any  Note  shall  operate  as  a  waiver  of  any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

       11D.   Form,   Registration,  Transfer  and  Exchange  of  Notes;   Lost
Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The
Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of
Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or
installments   of   principal  previously  due   and   paid   upon   the   Note
surrendered   for   registration  of  transfer   or   exchange.    Every   Note
surrendered   for  registration  of  transfer  or  exchange   shall   be   duly
endorsed,  or  be  accompanied  by  a  written  instrument  of  transfer   duly
executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any
Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice
from   the   holder   of   any  Note  of  the  loss,  theft,   destruction   or
mutilation  of  such  Note  and,  in  the case  of  any  such  loss,  theft  or
destruction,    upon    receipt   of   such   holder's   unsecured    indemnity
agreement,  or  in  the  case  of  any  such  mutilation  upon  surrender   and
cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. No Note may be transferred to any Person resident for the purposes of Part XIII of the Income Tax Act (Canada) in any jurisdiction  other  than  Canada  or  the  United  States  of  America  unless
(i) interest payable on the Notes would have been payable to Persons with whom the Company was dealing at arm's length for such purposes and
who   were   so  resident  in  such  jurisdiction  on  the  date   of   closing
referred to in the Existing Agreement without any deduction or withholding in respect of Canadian Taxes or (ii) interest payable on the Notes to Persons so resident in such jurisdiction at the time of transfer would be subject to deduction or withholding of Canadian Taxes at a rate not greater than the rate then applicable to Persons resident in the United States of America.

        11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such
Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

      11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any  Purchaser  of  any  Note  or  portion  thereof  or  interest  therein  and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the Notes, the Arrangement Letter and the Disclosure Letter embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

       11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

       11H. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail, nationwide overnight delivery service (with charges prepaid) or personal delivery and (i) if to any Purchaser,
addressed   to   such   Purchaser   at   the   address   specified   for   such
communications  in  the  Purchaser  Schedule  attached  hereto,  or   at   such
other address as any Purchaser shall have specified in writing to the Company, and (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified in writing to the Company or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at Kalium Canada, Ltd., Box 7500, Regina, Saskatchewan
Canada S4P 4L8, Attention: Vice President-Finance, with a copy to IMC Global Inc., 2100 Sanders Road, Northbrook, Illinois 60062, Attention:
Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

      11I. Disclosure to Other Persons. By its acceptance of any Note, each Purchaser and each Transferee agrees to use its best efforts to hold in confidence and not disclose any written information (other than information (a) which was publicly known or otherwise known to such Person, at the time of disclosure (except pursuant to disclosure in connection with this Agreement or the Global Agreement), (b) which subsequently becomes publicly known through no act or omission by such Person, or (c) which otherwise becomes known to such Person, other than through disclosure by Global or any of the Global Subsidiaries)
delivered or made available by or on behalf of the Company or any Subsidiary to such Person (including, without limitation, any non-
public information obtained pursuant to paragraph 5) in connection with or pursuant to this Agreement which is proprietary in nature; provided, however, that nothing herein shall prevent the holder of any Note from disclosing any information disclosed to such holder to (i) its directors, officers, employees, agents and professional consultants,
(ii)   any   Institutional   Investor  which  holds   any   Note,   (iii)   any
Institutional Investor to which it offers to sell any Note or any part thereof, (iv) any Institutional Investor to which it sells or offers to sell a participation in all or any part of any Note, (v) any
Institutional Investor from which it offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over it, (vii) the National Association of Insurance
Commissioners or any similar organization, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate
(1) in compliance with any law, rule, regulation or order applicable to it, (2) in response to any subpoena or other legal process or informal investigative demand, (3) in connection with any litigation to which it is a party or (4) in order to protect its investment and enforce the rights of any holder in any Note; provided, further, that in regard to any such disclosure to a Person described in clause (ii), (iii), (iv) or (v) such Person agrees in writing to be bound by the provisions of this paragraph 11I as if it were a holder of a Note hereunder.

       11J.   Payments   Due   on   Non-Business  Days.    Anything   in   this
Agreement  or  the  Notes  to  the  contrary notwithstanding,  any  payment  of
principal  of  or  interest  on,  or  Yield-Maintenance  Amount  payable   with
respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

       11K. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall
not   invalidate  or  render  unenforceable  such  provision   in   any   other
jurisdiction.

       11L.   Descriptive   Headings.    The  descriptive   headings   of   the
several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

       11M. Satisfaction Requirement. If any agreement; certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such
satisfaction   shall   be  made  by  such  Purchaser,  such   holder   or   the
Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the person or Persons making such determination.

       11N.   Governing   Law.    THIS  AGREEMENT  SHALL   BE   CONSTRUED   AND
ENFORCED  IN  ACCORDANCE  WITH,  AND  THE  RIGHTS  OF  THE  PARTIES  SHALL   BE
GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS.

       11O.   Submission  to  Jurisdiction;  Waiver  of  Immunity;  Agent   for
Service  of  Process.   For  the  purpose  of  assuring  that  the  holders  of
the  Notes  may  enforce  their  rights under  this  Agreement  or  the  Notes, the Company, for itself and its successors and assigns, hereby irrevocably (i) agrees that any legal or equitable action, suit or proceeding against the Company arising out of or relating to this Agreement, the Notes or any transaction contemplated hereby or the subject matter of any of the foregoing may be instituted in any state or federal court in the State of Illinois, (ii) waives any objection which it may now or hereafter have to the venue or forum of any action, suit or proceeding, (iii) submits itself to the nonexclusive jurisdiction of any state or federal court of competent jurisdiction in the State of Illinois for purposes of any such action, suit or proceeding, and (iv) waives any defense to an action being brought that it might otherwise have been able to assert in statute or common law to which it might otherwise be entitled in any such action, suit or proceeding which may be instituted in any state or federal court in the State of Illinois, and irrevocably waives any immunity from the maintaining of an action against it to enforce any judgment for money obtained in any such action, suit or proceeding and, to the extent permitted by applicable law, any immunity from execution. The Company has designated and appointed Global at its office at 2100 Sanders Road, Northbrook, Illinois 60062 as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such action, suit or proceeding with respect to any matter as to which it has submitted to jurisdiction as set forth in this paragraph 11O, and agrees that service upon such authorized agent shall be deemed in every respect service of process upon the Company or its successors or assigns, and, to the extent permitted by applicable law, shall be taken and held to be valid personal service upon it. Such designation and appointment shall be irrevocable except that at the request of the Required Holder(s) the Company shall designate and appoint a replacement acceptable to such Required Holder(s) and reasonably acceptable to the Company for such Person as such agent. The Company represents and warrants that Global has agreed to act as such agent for service of process. The Company will take all action, including the filing of any and all documents and instruments, as may be necessary to continue in full force and effect the designation and appointment as such agent of Global or any successor or such other corporation or entity as shall be reasonably satisfactory to the Required Holder(s), so that the Company shall at all times have an agent for service of process for the above purposes in the County of
Cook,  State  of  Illinois.   Nothing contained in  this  paragraph  11O  shall
be  deemed  to  affect  the  right  of  the  holders  of  the  Notes  to  serve
process   in   any  other  manner  permitted  by  law  or  to  commence   legal
proceedings    or    otherwise   proceed   against   the   Company    in    any
jurisdiction.

       11P. Currency Equivalent. For purposes of the construction of this Agreement and the Notes, the equivalent in Dollars of an amount in any other currency shall be determined at the rate of exchange quoted by the Reference Bank in New York City, at 9:00 A.M. (New York City
time)    on   the   Business   Day   immediately   preceding   the   date    of
determination  to  prime  banks  in New York City  for  the  spot  purchase  in
the   New   York   foreign  exchange  market  of  Dollars   with   such   other
currency.

      11Q. Judgment. (a) If for the purpose of obtaining judgment in any court it is necessary for any holder of any Note to convert a sum due  hereunder  or  under  such  Note  in  Dollars  (the  "Original  Currency")
into   another  currency  (the  "Other  Currency"),  the  Company  agrees,   to
the   fullest   extent  permitted  by  applicable  law,  that   the   rate   of
exchange  used  shall  be  that  at  which in accordance  with  normal  banking procedures such Person could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is given.

      (b) The obligation of the Company in respect of any sum due from it to any holder of any Note hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by such Person of any sum adjudged to be so due in the Other Currency such Person may in accordance with normal banking procedures purchase the Original
Currency with the Other Currency. If the amount of the Original Currency so purchasable is less than the sum originally due to such Person in the Original Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the Original Currency so purchasable exceeds the sum originally due to such Person in the
Original   Currency,  such  Person  agrees  to  remit  to  the   Company   such
excess.

       11R.  Tax  Indemnity.   Any  and  all  payments  by  the  Company  under
this  Agreement  and  pursuant  to the Notes  shall  be  made  free  and  clear of,  and  without  deduction  or withholding for or  on  account  of,  Canadian
Tax unless any deduction or withholding for or on account of Canadian Tax is required by law. If the Company shall be obligated by law to deduct or withhold for or on account of any Canadian Tax, or, if any holder of a Note shall be obligated to pay any Canadian Tax on or in respect of any payment under the Notes or under this Agreement, then the Company will (i) within 10 days notify each holder of Notes of such event and (ii) promptly (a) pay over to the government or taxing authority imposing such Canadian Tax the full amount required to be deducted or withheld from or otherwise paid by the Company (including the full amount required to be deducted or withheld from or otherwise paid by it in respect to any Additional Amount paid pursuant to clause
(b)  hereof),  and  (b)  except as provided below,  pay  to  such  holder  such additional amount (the "Additional Amount") as is necessary in order that the net amount received by such holder after any required deduction, withholding or other payment of, or liability for, Canadian Tax on or in respect of such payment and any required deduction, withholding or other payment of, or liability for, Canadian Tax and United States Federal or State Tax net of all applicable foreign tax credits,  it  being  understood  and agreed that  the  Company  shall  have  no right to examine any of the books, records or tax returns of any holder, on or with respect to such Additional Amount, shall equal the amount such holder would have received had no such deduction, withholding or other payment of, or liability for, such Canadian Tax or United States Federal or State Tax been paid or incurred, and (c)
furnish   to   such   holder  within  30  days  after   it   or   they   become
available, the official receipt or receipts from the relevant taxation or other authorities for the full amounts deducted, withheld or paid.
The provisions of this paragraph 11R shall apply to any successive holder of any Notes. Notwithstanding the foregoing, the Company will not be liable for the payment of any Additional Amount to any holder of Notes if and to the extent such holder is subject to Canadian Tax in respect of the Notes by reason of such holder's being or having been connected with Canada (including without limitation being or having been or having been deemed to be a resident in Canada, engaged in a trade or business in Canada or having or having had a permanent establishment in Canada) other than solely by virtue of its holding of Notes or to any holder with whom the Company does not deal at arm's-length as such term is defined under the Income Tax Act (Canada).

      11S.  Further  Assurances.   At  any  and  all  times  the  Company  will
do,   execute,   acknowledge  and  deliver  or   will   cause   to   be   done,
executed,  acknowledged  and  delivered  all  and  every  such  further   acts,
deeds, and assurances in law as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

      11T.  Counterparts.   This  Agreement  may  be  executed  in  any  number
of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

       11U.   Binding   Agreement.   When  this  Agreement  is   executed   and
delivered by the Company and the Purchasers, it shall become a binding agreement between the Company and the Purchasers.

       12. AMENDMENT AND RESTATEMENT. Subject to the satisfaction (or express written waiver by the Purchaser) of all of the conditions of effectiveness contained in paragraph 3 of this Agreement, this Agreement amends and restates in its entirety the Existing Note
Agreement  as  of  the  Restatement  Date.   Upon  the  effectiveness  of  this
Agreement, the Existing Note Agreement is fully superseded hereby; however, the indebtedness governed by the Existing Note Agreement remains outstanding and shall be governed by the terms of this
Agreement. This Agreement does not constitute a novation of such indebtedness. In the event that the aforementioned conditions of effectiveness have not been so satisfied (or so waived) by March 9, 1996, this Agreement shall cease to be of any effect.

                                        Very truly yours,
                                        KALIUM CANADA, LTD.



                                        By:
                                        Title:



The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA



By:
     Vice President